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                                                                   Exhibit 10.29

                          [BRIDGESTREET LETTERHEAD]




January 3, 2000




Mr. Ware H. Grove
7678 Mannheim Court
Hudson, OH  44236

Dear Ware:

I very much enjoyed meeting with you today to discuss the interim Chief Financial Officer position with BridgeStreet Accommodations. Based upon your background and qualifications, and the needs of BridgeStreet, I believe that this position would be a mutually beneficial opportunity.

As I am aware of your pursuit of a permanent position, I have taken that into consideration in formulating the following proposal which should address both BridgeStreet's and your personal needs:

- TERM OF AGREEMENT: Three (3) months commencing January 17, 2000, and ending Friday, April 14, 2000.

- RESPONSIBILITIES: All duties and tasks commensurate with that of the Chief Financial Officer of a publicly held company.

-    WORK SCHEDULE: Four (4) or more days per week.

-    EMPLOYMENT STATUS: Independent consultant (not an employee of
     BridgeStreet).

-    COMPENSATION: $700.00/day.

-    BENEFITS: None.

- SALE OF BRIDGESTREET BONUS: If a sale of BridgeStreet should occur during the term of this agreement, and you are instrumental in the coordination and consummation of the sale, as determined by John Danneberg in his sole discretion, you will earn a bonus upon sale of up to fifty thousand dollars ($50,000) to be paid within 30 days of sale.

                               JOHN E. DANNEBERG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                      PHONE 330-408-6060 FAX 330-405-6061
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Mr. Ware H. Grove
January 3, 2000
Page 2.


I am providing you with two copies of this letter, along with our "Secrecy Agreement." To accept our offer to render consulting services, please sign one copy of each, and return them to me in the enclosed envelope within the next week. I sincerely hope that this offer meets your expectations, and I look forward to welcoming you to BridgeStreet.

If you have any questions, please do not hesitate to call me at 330-405-6060.

Sincerely,


/s/John E. Danneberg
John E. Danneberg

JED:rc

Enclosures




ACCEPTANCE:


   /s/ Ware H. Grove
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            Ware H. Grove                                       Date